SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 16, 2007

Wells Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-25739	58-2328421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia 30092-3365

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Closing of Internalization Transaction and Entry into Ancillary Agreements in Connection with Internalization Transaction

As previously disclosed in the Current Report on Form 8-K of Wells Real Estate Investment Trust, Inc., (the "Registrant"), on February 2, 2007, the Registrant entered into an agreement and plan of merger (the "Merger Agreement") with Wells Real Estate Funds, Inc. (“Wells REF”), Wells Capital, Inc. ("Wells Capital"), Wells Management Company, Inc. (“Wells Management”), Wells Advisory Services I, LLC ("WASI"), Wells Real Estate Advisory Services, Inc. (“WREAS”), Wells Government Services, Inc. ("WGS"), and Registrant’s wholly-owned subsidiaries, WRT Acquisition Company, LLC (“WRT Acquisition Sub”) and WGS Acquisition Company, LLC (“WGS Acquisition Sub”). The Registrant’s board of directors (with Messrs. Leo F. Wells, III and Douglas P. Williams, who have material financial interests in the transaction, abstaining from voting) approved the Merger Agreement after receiving the unanimous recommendation of a special committee comprised of four of the Registrant’s independent directors. Pursuant to the Merger Agreement, WREAS would be merged with and into WRT Acquisition Sub and WGS would be merged with and into WGS Acquisition Sub (the “Mergers”), and all of the outstanding shares of the capital stock of WREAS and WGS would be exchanged for a total consideration of $175 million, comprised entirely of 19,546,302 shares of the Registrant’s common stock, which constitutes approximately 4.2% of the Registrant’s currently outstanding common stock (the “Merger Consideration”). In addition, Wells Capital would exchange its 20,000 limited partnership units in the Registrant’s operating partnership for 22,339 shares of the Registrant’s common stock. The Mergers and other transactions contemplated by the Merger Agreement are referred to herein as the “Internalization.”

In connection with the proposed Internalization, the Registrant filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission on February 26, 2007. In the Proxy Statement, the Registrant’s stockholders were asked to consider and vote on four proposals (listed below) at a special meeting of stockholders to be held on April 11, 2007 (the “Special Meeting”).

As previously disclosed in the Registrant’s Current Report on Form 8-K, on April 11, 2007, the Registrant held the Special Meeting, and at such meeting, the stockholders of the Registrant approved the following proposals: (1) the Internalization; (2) the Second Articles of Amendment and Restatement (the “Pre-Listing Charter”), which is an amendment and restatement of the Registrant’s prior Articles of Incorporation to modify certain provisions of the Articles of Incorporation to reflect that the Registrant would become self-advised upon consummation of the Internalization; (3) the Third Articles of Amendment and Restatement (the “Post-Listing Charter”), which is an amendment and restatement of the Pre-Listing Charter to modify certain provisions of the Pre-Listing Charter to conform more closely to the charters of other real estate investment trusts whose securities are publicly traded and listed, which will only become effective in the event the Registrant lists its common stock on a national securities exchange; and (4) the Registrant’s 2007 Omnibus Incentive Plan.

On April 16, 2007, the Registrant closed the Internalization transaction. In connection with the closing of the Internalization, the Registrant issued 19,546,302 shares of the Registrant’s common stock as the Merger Consideration and 22,339 shares of the Registrant’s common stock in exchange for the 20,000 limited partnership units held by Wells Capital for a total of 19,568,641 shares. The 19,546,302 shares representing the Merger Consideration are subject to certain pledge and security agreement provisions, in accordance with the terms of the Pledge and Security Agreement described below. In addition, 162,706 shares of the 19,546,302 shares are also subject to certain escrow agreement provisions, in accordance with the terms of the Escrow Agreement described below.

In connection with the closing of the Internalization, on April 16, 2007, (1) the Registrant entered into an Escrow Agreement with WASI and SunTrust Bank, a Georgia Banking Corporation (“SunTrust”); (2) the Registrant entered into a Pledge and Security Agreement with WASI pursuant to which SunTrust would hold the pledged shares under a custody arrangement among SunTrust, the Registrant and WASI; (3) WREAS entered into a Transition Services Agreement and a Support Services Agreement with Wells

REF; (4) the Registrant entered into a Registration Rights Agreement with WASI and Wells Capital; and (5) WRT Acquisition Sub entered into a Headquarters Sublease with Wells REF. Copies of the Escrow Agreement, the Pledge and Security Agreement, the Transition Services Agreement, the Support Services Agreement, the Registration Rights Agreement and the Headquarters Sublease are attached hereto as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, and 99.6, respectively, and are incorporated by reference into this Item 1.01. A description of the material terms of each of the Escrow Agreement, the Pledge and Security Agreement, the Transition Services Agreement, the Support Services Agreement, the Registration Rights Agreement and the Headquarters Sublease is set forth in the section of the Proxy Statement entitled “Proposal I: The Internalization Proposal-Description of the Internalization-Ancillary Agreements Related to Internalization” and is incorporated by reference into this Item 1.01.

In addition, on April 16, 2007, the board of directors of the Registrant adopted the 2007 Omnibus Incentive Plan. A copy of the 2007 Omnibus Incentive Plan is attached hereto as Exhibit 99.7 and is incorporated by reference into this Item 1.01. A description of the material terms of the 2007 Omnibus Incentive Plan is set forth in the section of the Proxy Statement entitled “Proposal IV: The Incentive Plan Proposal” and is incorporated by reference into this Item 1.01.

Amendments to Operating Partnership’s Partnership Agreement

On April 16, 2007, in connection with the closing of the Internalization, the Registrant, as general partner of the Registrant’s operating partnership, Wells Operating Partnership, L.P. (“Wells OP”), along with Wells Capital and Wells REIT Sub, Inc. (a newly formed wholly owned subsidiary of the Registrant), amended the limited partnership agreement of Wells Operating Partnership, L.P. (the “Partnership Agreement Amendment”) to reflect, among other things, (1) that Wells Capital, the Registrant’s former advisor, was withdrawing as a limited partner in Wells OP, and (2) that Wells REIT Sub, Inc. was admitted as the new limited partner of Wells OP, along with certain other conforming changes to reflect that Wells Capital is no longer a limited partner in Wells OP. A copy of the Partnership Agreement Amendment is attached hereto as Exhibit 99.8 and is incorporated by reference into this Item 1.01.

Employment Agreement with Robert E. Bowers

On April 16, 2007, the Registrant entered into an employment agreement with Robert E. Bowers (the "Employment Agreement"). The Employment Agreement provides for Mr. Bowers to serve as the Registrant’s Chief Financial Officer. The initial term of the Employment Agreement began on April 16, 2007 and will end on December 31, 2009, unless earlier terminated. Following December 31, 2009, the term will automatically be extended for successive one-year periods unless either party notifies the other party of non-renewal in writing at least 90 days prior to the expiration of the initial term or any subsequent renewal period.

Mr. Bowers’ Employment Agreement provides for an initial annual base salary of $400,000, and an annual target cash bonus in the first year of up to $320,000 based on criteria agreed to by Mr. Bowers and by the Registrant’s compensation committee. In addition, after the initial year of the Employment Agreement, Mr. Bowers will be eligible to earn an annual cash bonus ranging from 40% to 120% of his annual base salary based on performance criteria to be determined by the Registrant’s compensation committee. Mr. Bowers is also eligible to participate in the Registrant’s 2007 Omnibus Incentive Plan, with grants to be made at such times and such amounts as determined by the Registrant’s compensation committee.

If Mr. Bowers’ employment is terminated by the Registrant without cause or by him for good reason, in addition to certain payments for compensation accrued but unpaid and expenses incurred but not reimbursed, he will be entitled to a pro-rated annual bonus for the then-current year, and upon execution of a release of any claims by him, an amount equal to two times the sum of (1) his annual salary, and (2) the average of his annual bonus for the three years prior to the year of termination. He will also be entitled to up to two years of continuing medical benefits. Mr. Bowers’ Employment Agreement also provides that, in the event of a termination of employment resulting from a change of control event, previously issued equity grants subject to time based vesting conditions shall immediately become vested. If the Registrant elects not to renew Mr. Bowers’ Employment Agreement or Mr. Bowers’ employment terminates due to death or disability, in addition to certain payments for compensation accrued but unpaid and expenses incurred but not reimbursed, he will be entitled to a pro-rated annual bonus for the then-current year, and upon execution of a release of any claims by him, an amount equal to two times the sum of (1) his annual salary and (2) the average of his annual bonus for the three years prior to the year of termination. He will also be entitled to one year of continuing medical benefits.

Mr. Bowers is subject to a number of restrictive covenants, including provisions relating to non-solicitation, noninterference and confidentiality. Mr. Bowers will be entitled to the same rights to indemnification in connection with the performance of his duties under the Employment Agreement as other executive officers and directors of the Registrant.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed herewith as Exhibit 99.9.

Master Property Management Leasing and Construction Management Agreement

In connection with the internalization transaction on April 16, 2007, the Registrant entered into a Master Property Management Leasing and Construction Management Agreement (“Property Management Agreement”) with Wells Management, Wells OP and WREAS, whereby Wells Management will provide property management services for fifteen properties owned by the Registrant. The Registrant anticipates that Wells Management will only provide property management services for these properties and the fees for the management of these properties will be market-based property management fees generally based on gross monthly income of the property. The Property Management Agreement commences effective as of April 1, 2007, has a one-year term and automatically renews unless either side gives notice of its intent not to renew. In addition, either party may terminate the Property Management Agreement upon 60 days written notice. The foregoing description of the Property Management Agreement does not purport to be complete and is qualified in its entirety by reference to the Property Management Agreement, which is filed herewith as Exhibit 99.10.

Item 1.02 Termination of a Material Definitive Agreement

On April 16, 2007, the board of directors of the Registrant terminated the 2000 Employee Stock Option Plan of Wells Real Estate Investment Trust, Inc. since such plan was intended to cover employees of the third-party advisors and as a result of the internalization of the advisor companies, was no longer necessary. No shares were ever issued under the 2000 Employee Stock Option Plan of Wells Real Estate Investment Trust, Inc.

Item 3.02 Unregistered Sales of Equity Securities

As discussed in Item 1.01 above, in connection with the closing of the Internalization, the Registrant issued a total of 19,546,302 shares of the Registrant’s common stock to WASI and 22,339 shares of the Registrant’s common stock to Wells Capital. Such common stock was issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended. The description of the issuance of such common stock to WASI and Wells Capital set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Resignations of Certain Directors of the Registrant

As previously disclosed in the Proxy Statement and in the Registrant’s Current Report on Form 8-K filed on February 5, 2007, in order to avoid having directors serve on both the Registrant’s board of directors and a board of directors of a Wells REF related entity that may compete with the Registrant, three of the Registrant’s independent directors, Richard W. Carpenter, Bud Carter and Neil H. Strickland, and one of the Registrant’s other directors, Douglas P. Williams, each of whom also serves on a board of directors of at least one other Wells REF related entity that may be deemed to compete with the Registrant, has agreed to resign as a director of the Registrant effective and conditioned upon the closing of the Internalization. Accordingly, on April 16, 2007, Messrs. Carpenter, Carter, Strickland and Williams resigned their positions as directors of the Registrant. In addition, in connection with the closing of the Internalization, in order to avoid having directors serve on both the Registrant’s board of directors and a board of directors of a Wells REF related entity that may compete with the Registrant, on

April 16, 2007, Donald S. Moss and W. Wayne Woody resigned as directors of Wells Real Estate Investment Trust II, Inc.

Resignations of Randall D. Fretz and Douglas P. Williams as Officers of the Registrant

As previously disclosed in the Proxy Statement and in the Registrant’s Current Report on Form 8-K filed on February 14, 2007, on February 12, 2007, Douglas P. Williams, the Executive Vice President, Secretary and Treasurer of the Registrant, and Randall D. Fretz, the Senior Vice President of the Registrant, notified the board of directors of the Registrant of their intent to resign their positions as executive officers of the Registrant effective and conditioned upon the closing of the Internalization. Accordingly, on April 16, 2007, Messrs. Williams and Fretz resigned from their respective positions as officers of the Registrant.

Appointment of Robert E. Bowers as Chief Financial Officer, Executive Vice President, Secretary and Treasurer

On April 16, 2007, the board of directors of the Registrant elected Robert E. Bowers as the Registrant’s Chief Financial Officer, Executive Vice President, Secretary and Treasurer. As discussed above, and in connection with such election, the Registrant entered into an employment agreement with Mr. Bowers. Mr. Bowers most recently served as the Chief Financial Officer and Vice President of Wells REF and as a Senior Vice President of Wells Capital. He is a 20-year veteran of the financial services industry, and his experience includes investor relations, debt and capital infusion, IPO structuring, budgeting and forecasting, financial management and strategic planning. Prior to joining Wells REF in 2004, Mr. Bowers served as a business financial consultant, to a range of organizations, including venture capital funds, public corporations, and corporations which were considering public listings. Previously, Mr. Bowers was the Chief Financial Officer of NetBank, Inc. While at NetBank, he participated in the company’s successful initial public offering and subsequent secondary offerings, directing all SEC and regulatory reporting and compliance. Prior to joining NetBank, Mr. Bowers was the Chief Financial Officer and a director of Stockholder Systems, Inc., a Norcross, Georgia-based financial applications company, for 12 years. When CheckFree Corporation, a pioneer in the electronic bill payment industry, acquired Stockholder Systems in 1995, he headed the merger negotiation team and became Chief Financial Officer of the combined organization. Mr. Bowers began his career in 1978 as an audit manager for Arthur Andersen & Company in Atlanta. Mr. Bowers earned a B.S. in Accounting from Auburn University, where he graduated summa cum laude. He is a licensed Certified Public Accountant and serves on an advisor board for Madison Park Group and Atlanta-area non-profit organizations, including Woodward Academy and Southwest Christian Care.

Mr. Bowers owns an approximately 1% economic interest in WASI and, as a result of the Internalization, received an indirect beneficial economic interest in approximately 195,463 shares of the Registrant’s common stock. Please see Item 1.01 for a description of the terms of Mr. Bowers’ Employment Agreement with the Registrant which is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Following the closing of the Internalization, on April 17, 2007, the Registrant filed the Pre-Listing Charter with the State Department of Assessment and Taxation of the State of Maryland.

A description of the amendments to the Registrant’s Articles of Incorporation effected by the Pre-Listing Charter is set forth in the section of the Proxy Statement entitled “Proposal II: The Pre-Listing Charter Amendment Proposal” and is incorporated by reference into this Item 5.03. The Second Articles of Amendment and Restatement of Wells Real Estate Investment Trust, Inc. is filed herewith as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Second Articles of Amendment and Restatement of Wells Real Estate Investment Trust, Inc.

99.1	Escrow Agreement

99.2	Pledge and Security Agreement

99.3	Transition Services Agreement

99.4	Support Services Agreement

99.5	Registration Rights Agreement

99.6	Headquarters Sublease

99.7	2007 Omnibus Incentive Plan of Wells Real Estate Investment Trust, Inc.

99.8	Amendment to Agreement of Limited Partnership of Wells Operating Partnership, L.P., as Amended and Restated as of January 1, 2000

99.9	Employment Agreement with Robert E. Bowers

99.10	Master Property Management, Leasing and Construction Management Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST, INC. (Registrant)

By:	/s/ Robert E. Bowers
Robert E. Bowers Chief Financial Officer

Date: April 20, 2007